Exhibit 99.8(h)(iii)

THIRD AMENDMENT TO
PARTICIPATION AGREEMENT

This Third Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC, (the “Distributor”), Legg Mason Partners Variable Equity Trust (the “Fund”), Legg Mason Partners Fund Advisor, LLC (the “Advisor”) and Protective Life Insurance Company (the “Company”), collectively (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated November 1, 2009, as amended (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree as follows:

1.
Schedule B of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule B of the Agreement.

2.
Other Terms.  Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC

Protective Life Insurance Company

By:
/s/ Jeremy O’Shea

By:
/s/ Aaron Seurkamp

Name:
Jeremy O’Shea

Name:
Aaron Seurkamp
Title:
COO US Distribution

Title:
SVP
Date:    8/10/2020

Date:   Aug 11, 2020

Legg Mason Partners Variable Equity Trust

Legg Mason Partners Variable Income Trust

By:
/s/ Jane Trust

By:
/s/ Jane Trust

Name:
Jane Trust

Name:
Jane Trust
Title:
President & CEO

Title:
President & CEO
Date:    8/10/2020

Date:   8/10/2020

Legg Mason Partners Fund Advisor, LLC

By:
/s/ Jane Trust

Name:
Jane Trust

Title:
President & CEO

Date:    8/10/2020

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

All Funds shall pay 12b-1 fees in the amount as stated in each Fund’s then current prospectus.

Fund Trust Name	Portfolio Fund Name	Class	CUSIP
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Portfolio	I	52467X708
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Portfolio	II	52467X856
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Small Cap Growth Portfolio	I	52467M843
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Small Cap Growth Portfolio	II	52467M819
Legg Mason Partners Variable Equity Trust	QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	I	52467M793
Legg Mason Partners Variable Equity Trust	QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	II	52467M785
Legg Mason Partners Variable Income Trust	Western Asset Core Plus VIT Portfolio	I	52467K771